AETNA SERIES FUND, INC.
NSAR Annual Filing
10/31/2001


77A
Is the Registrant filing any of the following attachments with the current filing of Form N-SAR (L)

Y
77B
Accountant's report on internal control (A)

77C
Submission of matters to a vote of security holders (L)
N
77D
Policies with respect to security investments (L)
N
77E
Legal proceedings (L)
N
77F
Changes in security for debt (A)

77G
Defaults and arrears on senior securities (A)

77H
Changes in control of registrant (L)
N
77I
Terms of new or amended securities (L)
Y
77J
Re valuation of assets or restatement of capital share account (A)

77K
Changes in registrant's certifying account (A)

77L
Changes in accounting principles and practices (A)

77M
Mergers (L)
N
77N
Actions to be reported pursuant to Rule 2a-7 (A)

77O
Transactions effected pursuant to Rule 10f-3 (A)

77P
Information required to be filed with the registrant's periodic reports pursuant to existing exemptive orders (L)

N
77Q1
Exhibits


(a)	copies of material amendments to charter or
by-laws (L)
Y

(b)	copies of text of any proposal described in 77D (L)
[blank]

(c)	copies of amendments described in 77G (A)


(d)	copies of constituent instruments in 77J (A)


(e)	copies of any new/amended investment advisory
contracts  (L)
[blank]

(f)	letters from registrant & auditors pursuant to
77K/77L (A)


(g)	mergers (L)
[blank]
77Q2


77Q3


80-85
Fidelity Bond (L)




A	=	Aeltus Investment (Mark Baral)
L	=	Law (Michael Gioffre, Ellen Valvo)



Screens 41 & 42 are to be filed only once each year, at end of Registrant's/Series' fiscal year.

80
Fidelity bond(s) in effect at the end of the period:


A) Insurer name: GULF INSURANCE COMPANY


B) Second insurer:


C) Aggregate face amount of coverage for Registrant/Series on all bonds on which it is named as an insured.
(000's omitted)

20,000

81
A) Is the bond part of a joint fidelity bond(s) shared with other investment companies, or entities? (Y or N)

Y

B) If answer to 81A is "Y" (Yes), how many other investment companies or other entities are covered by the bond? (Count each series as a separate investment company.)


49

82
A) Does the mandatory coverage of the fidelity bond have a deductible? (Y or N)

N

B) If the answer to 82A is "Y" (Yes), what is the amount of the deductible? ($000's omitted)


83
A) Were any claims with respect to this Registrant/Series filed under the bond during the period? (Y or N)

N

B) If the answer to 83A is "Y" (Yes), what was the total amount of such claims? ($000's omitted)


84
A) Were any losses incurred with respect to this Registrant/
Series that could have been filed as a claim under the fidelity bond but were not? (Y or N)


N

B) If the answer to 84A is "Y" (Yes), what was the total amount of such losses? ($000's omitted)


85
A) Are Registrant's/Series' officers and directors covered as officers and directors of Registrant/Series under any errors and omissions insurance policy owned by the Registrant/
Series or anyone else?  (Y or N)



Y

B)Were any claims filed under such policy during the period with respect to the Registrant/Series? (Y or N)

N



Sub-Item 77I - Terms of new or amended securities	Y
		Y


Pursuant to Article Second of the Articles Supplementary for Aetna Series Fund, Inc. ("Corporation"), effective June 27, 2001, the Board of Directors designated and classified one hundred fifty million (150,000,000) shares of stock of the Corporation as follows:

          Series	Class of Series	Number of Shares Allocated
Aetna Ascent Fund	Class O	50,000,000
Aetna Crossroads Fund	Class O	50,000,000
Aetna Legacy Fund	Class O	50,000,000

The new series has the preferences, rights voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in paragraphs Seventh and Eighth of, and elsewhere in, and shall be subject to all provisions of, the Articles of Amendment and Restatement of the Corporation.



Sub-Item 77Q1 - Exhibits	Y

(a) 	Articles Supplementary (June 27, 2001)
	Incorporated herein by reference to Post-Effective Amendment
        No. 49 to Registration Statement on Form N-1A (File No. 33-41694), as filed with the Securities and Exchange Commission on July 30, 2001.